EX-99.906CERT

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT

Brian F. Hurley, Principal Executive Officer, and Angela W. Ghantous, Principal Financial Officer, of CENTER COAST BROOKFIELD CORE MLP FUND I, LLC (the “Registrant”), each certify as evidenced below that:

1.	The N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: August 9, 2018	/s/ Brian F. Hurley
Brian F. Hurley
President and Principal Executive Officer
CENTER COAST BROOKFIELD CORE MLP FUND I, LLC

Dated: August 9, 2018	/s/ Angela W. Ghantous
Angela W. Ghantous
Treasurer and Principal Financial Officer
CENTER COAST BROOKFIELD CORE MLP FUND I, LLC

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to CENTER COAST BROOKFIELD CORE MLP FUND I, LLC and will be retained by CENTER COAST BROOKFIELD CORE MLP FUND I, LLC and furnished to the Securities and Exchange Commission or its staff upon request.